Oppenheimer
Intermediate Municipal Fund

Prospectus dated January 28, 2002

Oppenheimer  Intermediate  Municipal  Fund is a mutual fund.  It seeks a high level of current  income  exempt from federal personal income taxes by investing in municipal securities.
         This Prospectus  contains  important  information  about the Fund's  objective,  its investment  policies, strategies  and risks.  It also  contains  important  information  about how to buy and sell shares of the Fund and other account  features.  Please read this Prospectus  carefully before you invest and keep it for future reference about your account.

Oppenheimer  Intermediate  Municipal  Fund is a mutual fund.  It seeks a high level of current  income  exempt from federal personal income taxes by investing in municipal securities.
         This Prospectus  contains  important  information  about the Fund's  objective,  its investment  policies, strategies  and risks.  It also  contains  important  information  about how to buy and sell shares of the Fund and other account  features.  Please read this Prospectus  carefully before you invest and keep it for future reference about your account.

As with all mutual  funds,  the  Securities  and Exchange  Commission  has not approved or  disapproved  the Fund's securities  nor has it  determined  that this  Prospectus  is accurate  or  complete.  It is a criminal  offense to represent otherwise.

As with all mutual  funds,  the  Securities  and Exchange  Commission  has not approved or  disapproved  the Fund's securities  nor has it  determined  that this  Prospectus  is accurate  or  complete.  It is a criminal  offense to represent otherwise.

------------------------------------------------------------ ---------------------------------------------------------

                                                             Oppenheimer Intermediate Municipal Fund is a mutual
                                                             fund. It seeks a high level of current income exempt
                                                             from federal personal income taxes by investing in
                                                             municipal securities.
                                                                   This Prospectus contains important information
                                                             about the Fund's objective, its investment policies,
                                                             strategies and risks. It also contains important
                                                             information about how to buy and sell shares of the
                                                             Fund and other account features. Please read this
                                                             Prospectus carefully before you invest and keep it for
                                                             future reference about your account.

As with all mutual funds, the Securities and Exchange
Commission has not approved or disapproved the Fund's
securities nor has it determined that this Prospectus is
accurate or complete. It is a criminal offense to
represent otherwise.

------------------------------------------------------------ ---------------------------------------------------------

                                                                                       [logo]  OppenheimerFunds(R)
                                                                                         The Right Way to Invest

CONTENTS

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                             ABOUT THE FUND

                             The Fund's Investment Objective and Strategies
                             Main Risks of Investing in the Fund
                             The Fund's Past Performance
                             Fees and Expenses of the Fund
                             About the Fund's Investments
                             How the Fund is Managed

                             ABOUT YOUR ACCOUNT

                             How to Buy Shares
                             Class A Shares
                             Class B Shares
                             Class C Shares

                             Special Investor Services
                             AccountLink
                             PhoneLink
                             OppenheimerFunds Internet Web Site

                             How to Sell Shares
                             By Mail
                             By Telephone
                             By Checkwriting

                             How to Exchange Shares
                             Shareholder Account Rules and Policies
                             Dividends and Taxes
                             Financial Highlights

---------------------------- -----------------------------------------------------------------------------------------

ABOUT THE FUND

The Fund's Investment Objective and Strategies

WHAT IS THE  FUND'S  INVESTMENT  OBJECTIVE?  The Fund  seeks a high level of current  income  exempt  from  federal income tax.

WHAT DOES THE FUND MAINLY INVEST IN?  The Fund normally invests at least 80% of its total assets in investment-grade municipal securities. These securities include municipal bonds (which are debt obligations having a maturity of more than one year when issued), municipal notes (short term obligations), and interests in municipal leases. "Investment-grade" securities are securities rated in the four highest rating categories of national rating organizations such as Moody's Investors Services or unrated securities judged by the Fund's investment Manager, OppenheimerFunds, Inc., to be comparable to securities rated as investment grade. These investments are more fully explained in "About the Fund's Investments," below.

         The Fund seeks to maintain an average effective portfolio duration (measured on a dollar-weighted basis)
of more than 4.5 years but not more than 8.0 years to try to reduce the volatility of the values of its securities. However, the Fund can invest in securities that have short, intermediate or long maturities. Because of events affecting the bond markets and interest rate changes, the duration of the portfolio might not meet that target at all times.

What is  Duration?  Duration is a measure of the  expected  price  volatility  of a debt  security or  portfolio of securities.  "Effective  portfolio  duration" means the expected percentage change in the value of a bond resulting from a change in general interest rates (measured by a 1% change in U.S.  Treasury  security  rates).  Duration and interest  rates are  inversely  related.  For  example,  if a bond has an  effective  duration of five years,  a 1%
increase in general interest rates would be expected to cause the bond's value to decline about 5%.

HOW DO THE PORTFOLIO MANAGERS DECIDE WHAT SECURITIES TO BUY OR SELL? In selecting securities for the Fund, the portfolio managers look nationwide for municipal securities, evaluating them using a variety of factors that may change over time and may vary in particular cases. The portfolio managers currently look for:
         o    Securities that offer high current income,

         o    A wide range of issuers and securities to provide portfolio diversification,

         o    Securities having investment-grade credit characteristics, and

         o    Sectors and regions that have high relative value.

WHO IS THE FUND DESIGNED FOR? The Fund is designed for individual investors who are seeking income exempt from federal personal income taxes, from a portfolio of intermediate duration to try to reduce share price volatility.
The Fund does not seek capital gains or growth. Because it invests in tax-exempt securities, the Fund is not appropriate for retirement plan accounts. The Fund is intended to be a long-term investment but is not a complete investment program.

Main Risks of Investing in the Fund

All investments have risks to some degree. The Fund's investments are subject to changes in their value from a number of factors, described below. The value of the Fund's investments will change over time due to a number of factors. They include changes in general bond market movements, the change in value of particular bonds or the income they pay because of an event affecting the issuer, or changes in interest rates that can affect bond prices overall. There is also the risk that poor security selection by the Fund's investment Manager will cause the Fund to underperform other funds having a similar objective.

CREDIT RISK. Municipal securities are subject to credit risk. Credit risk is the risk that the issuer of a debt security might not make interest and principal payments on the security as they become due. If the issuer fails to pay interest, the Fund's income might be reduced, and if the issuer fails to repay principal, the value of that security and of the Fund's shares might fall. To help reduce credit risks, the Fund focuses on investing in investment-grade securities. However, credit ratings are not guarantees of an issuer's timely payments of its obligations. A downgrade in an issuer's credit rating or other adverse news about an issuer can reduce the market value of that issuer's securities.

INTEREST RATE RISKS. Municipal securities are debt securities that are subject to changes in value when prevailing interest rates change. When interest rates fall, the values of already-issued municipal securities generally rise. When interest rates rise, the values of already-issued municipal securities generally fall, and the securities may sell at a discount from their face amount. The magnitude of these price changes is generally greater for securities having longer maturities and durations.

         Although the Fund attempts to limit its average effective portfolio duration to not more than 8 years, the Fund can hold securities having maturities of more than 8 years to seek higher income. When the Fund holds securities with longer maturities, it will seek to manage its average effective portfolio duration with other investment techniques. When the average effective duration of the Fund's portfolio is relatively longer, its share prices may fluctuate more when interest rates change. However, the Fund's duration management strategy could be unsuccessful, so that the prices of its portfolio securities could be more volatile than anticipated.

RISKS OF DERIVATIVE INVESTMENTS. The Fund can use derivatives to seek increased income or to try to hedge investment risks. In general terms, a derivative investment is an investment contract whose value depends on (or is derived from) the value of an underlying asset, interest rate or index. Options, futures, "inverse floaters"
and interest rate swaps are examples of derivatives the Fund can use.

         If the issuer of the derivative investment does not pay the amount due, the Fund can lose money on its investment. Also, the underlying security or investment on which the derivative is based, and the derivative itself, might not perform the way the Manager expected it to perform. If that happens, the Fund will get less income than expected, its hedge might be unsuccessful, and its share prices could fall. The Fund has limits on the amount of particular types of derivatives it can hold. However, using derivatives can increase the volatility of the Fund's share prices. Some derivatives may be illiquid, making it difficult for the Fund to sell them quickly at an acceptable price.

HOW RISKY IS THE FUND OVERALL? The risks described above collectively form the overall risk profile of the Fund and can affect the value of the Fund's investments, its investment performance, and the prices of its shares.
Particular investments and investment strategies also have risks. These risks mean that you can lose money by investing in the Fund. When you redeem your shares, they may be worth more or less than what you paid for them.
There is no assurance that the Fund will achieve its investment objective.

         While the Fund's strategy of managing the volatility of its portfolio by limiting its effective average portfolio duration may help reduce fluctuations in the Fund's share prices, unanticipated events can affect the duration of securities and reduce the effectiveness of that strategy. In the OppenheimerFunds spectrum, the Fund is more conservative than some types of bond funds, such as high yield bond funds, and may be less volatile than longer-term tax-exempt funds, but it has greater risks than money market funds.

An investment in the Fund is not a deposit of any bank, and is not insured or guaranteed by the Federal Deposit
Insurance Corporation or any other government agency.

The Fund's Past Performance

The bar chart and table below show one measure of the risks of investing in the Fund, by showing changes in the
Fund's performance (for its Class A shares) from year to year for the last ten calendar years and by showing how the average annual total returns of the Fund's shares compare to those of a broad-based market index. The Fund's past investment performance is not necessarily an
indication of how the Fund will perform in the future.

Annual Total Returns (Class A) (as of 12/31 each year)

[see appendix to the prospectus for data in bar chart showing annual total returns.]

Sales charges are not included in the calculations of return in this bar chart, and if those charges were included, the returns would be less than those shown.

During the 10-year period shown in the bar chart, the highest return (not annualized) for a calendar quarter was

----%
(__Q'__) and the lowest return for a calendar quarter (not annualized) was _____% (__Q `__).

    ------------------------------------------------------------- --------------- -------------------------------------

                                                                                                         10 years
    Average Annual Total Returns                                                                       (or life of
    for the periods ended December 31, 2001                           1 Year          5 Years             class,
                                                                                                         if less)

    ------------------------------------------------------------- --------------- -------------------------------------
    ------------------------------------------------------------- --------------- -------------------------------------

    Class A Shares                                                      %                %                  %2

    ------------------------------------------------------------- --------------- -------------------------------------
    ------------------------------------------------------------- --------------- -------------------------------------

    Lehman Brothers Municipal Bond Index
     (from 12/31/90)                                                    %                %                  %1

    ------------------------------------------------------------- --------------- -------------------------------------
    ------------------------------------------------------------- --------------- -------------------------------------

    Class B Shares (inception 9/11/95)                                  %                %                  %3

    ------------------------------------------------------------- --------------- -------------------------------------
    ------------------------------------------------------------- --------------- -------------------------------------

    Lehman Brothers Municipal Bond Index (from 8/31/95)                 %                %                  %

    ------------------------------------------------------------- --------------- -------------------------------------
    ------------------------------------------------------------- --------------- -------------------------------------

    Class C Shares (inception 12/1/93)                                  %                %                  %4

    ------------------------------------------------------------- --------------- -------------------------------------
    ------------------------------------------------------------- --------------- -------------------------------------

    Lehman Brothers Municipal Bond Index (from 11/30/93)                %                %                  %

    ------------------------------------------------------------- --------------- -------------------------------------

1.       From 12/31/90.
2.       Inception 11/11/86.
3.       Inception 9/11/95.
4.       Inception 12/1/93.

The Fund's average annual total returns include the applicable sales charge: for Class A, the current maximum initial sales charge of 3.50%; for Class B, the applicable contingent deferred sales charges of 4% (1-year) and
1% (5-year); for Class C, the 1% contingent deferred sales charge for the 1-year period. Because Class B Shares convert to Class A Shares 72 months after purchase, Class B "life-of-class" performance does not include the contingent deferred sales charge and uses Class A performance for the period after conversion.

The Fund's returns measure the performance of a hypothetical account and assume that all dividends and capital gains distributions have been reinvested in additional shares. The performance of the Fund's Class A Shares is compared to Lehman Brothers Municipal Bond Index, an unmanaged index of a broad range of investment grade municipal bonds. However, the index performance reflects reinvestment of income but does not consider the effects of transaction costs. The Fund's investments vary from the securities in the index.

Fees and Expenses of the Fund

The Fund pays a variety of expenses directly for management of its assets, administration, distribution of its shares and other services. Those expenses are subtracted from the Fund's assets to calculate the Fund's net asset values per share. All shareholders therefore pay those expenses indirectly. Shareholders pay other expenses directly, such as sales charges and account transaction charges. The following tables are meant to help you understand the fees and expenses you may pay if you buy and hold shares of the Fund. The numbers below are based on the Fund's expenses during the fiscal year ended September 30, 2001.

Shareholder Fees (charges paid directly from your investment):

    ---------------------------------------------- -------------------- ------------------- ---------------------

                                                     Class A Shares       Class B Shares       Class C Shares

    ---------------------------------------------- -------------------- ------------------- ---------------------
    ---------------------------------------------- -------------------- ------------------- ---------------------
    Maximum Sales Charge (Load) on                        3.50%                None                 None
    Purchases (as % of offering price)
    ---------------------------------------------- -------------------- ------------------- ---------------------
    ---------------------------------------------- -------------------- ------------------- ---------------------

    Maximum Deferred Sales Charge
    (Load) (as % of the lower of the                      None1                4%2                  1%3
    original offering price or
    redemption proceeds)

    ---------------------------------------------- -------------------- ------------------- ---------------------

1. A 1% contingent deferred sales charge may apply to redemptions of investments of $1 million or more of Class A shares. See "How to Buy Shares" for details.
2. Applies to redemptions in first year after purchase. The contingent deferred sales charge declines to 1% in the fifth year and is eliminated after that.
3. Applies to shares redeemed within 12 months of purchase.

Annual Fund Operating Expenses (deducted from Fund assets):
(% of average daily net assets)

    -------------------------------------------------------------------------------------------------------------

                                                           Class A Shares      Class B Shares    Class C Shares

    -------------------------------------------------------------------------------------------------------------
    -------------------------------------------------------------------------------------------------------------

    Management Fees                                               %                  %                  %

    -------------------------------------------------------------------------------------------------------------
    -------------------------------------------------------------------------------------------------------------

    Distribution and/or Service (12b-1) Fees                      %                  %                  %

    -------------------------------------------------------------------------------------------------------------
    -------------------------------------------------------------------------------------------------------------

    Other Expenses                                                %                  %                  %

    -------------------------------------------------------------------------------------------------------------
    -------------------------------------------------------------------------------------------------------------

    Total Annual Operating Expenses                               %                  %                  %

    -------------------------------------------------------------------------------------------------------------

Expenses may vary in future years. "Other expenses" include transfer agent fees, custodial fees, and accounting and legal expenses the Fund pays.

EXAMPLES. These examples are intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The examples assume that you invest $10,000 in a class of shares of the Fund for the time periods indicated, and reinvest your dividends and distributions.

         The first example assumes that you redeem all of your shares at the end of those periods. The second example assumes you keep your shares. Both examples also assume that your investment has a 5% return each year and that the class's operating expenses remain the same. Your actual costs may be higher or lower because expenses will vary over time. Based on these assumptions your expenses would be as follows:

---------------------------------------------- ----------------- ----------------- --------------- ----------------
If shares are redeemed:                        1 year            3 years           5 years         10 years1
---------------------------------------------- ----------------- ----------------- --------------- ----------------
   ------------------------------------------- ----------------- ----------------- --------------- ----------------

   Class A Shares                              $                 $                 $               $

   ------------------------------------------- ----------------- ----------------- --------------- ----------------
   ------------------------------------------- ----------------- ----------------- --------------- ----------------

   Class B Shares                              $                 $                 $               $

   ------------------------------------------- ----------------- ----------------- --------------- ----------------
   ------------------------------------------- ----------------- ----------------- --------------- ----------------

   Class C Shares                              $                 $                 $               $

   ------------------------------------------- ----------------- ----------------- --------------- ----------------

---------------------------------------------- ----------------- ----------------- --------------- ----------------
If shares are not redeemed:                    1 year            3 years           5 years         10 years1
---------------------------------------------- ----------------- ----------------- --------------- ----------------
   ------------------------------------------- ----------------- ----------------- --------------- ----------------

   Class A Shares                              $                 $                 $               $

   ------------------------------------------- ----------------- ----------------- --------------- ----------------
   ------------------------------------------- ----------------- ----------------- --------------- ----------------

   Class B Shares                              $                 $                 $               $

   ------------------------------------------- ----------------- ----------------- --------------- ----------------
   ------------------------------------------- ----------------- ----------------- --------------- ----------------

   Class C Shares                              $                 $                 $               $

   ------------------------------------------- ----------------- ----------------- --------------- ----------------

In the first example, expenses include the initial sales charge for Class A and the applicable Class B or Class C contingent deferred sales charges. In the second example, the Class A expenses include the sales charge, but
Class B and Class C expenses do not include contingent deferred sales charges.

1. Class B expense for years 7 through 10 are based on Class A expenses, since Class B shares automatically convert to Class A after 6 years.

About the Fund's Investments

THE FUND'S PRINCIPAL INVESTMENT POLICIES. The allocation of the Fund's portfolio among different investments will vary over time based on the Manager's evaluation of economic and market trends. The Fund's portfolio might not always include all of the different types of investments described below. The Statement of Additional Information contains more detailed information about the Fund's investment policies and risks.

         The Manager tries to reduce risks by diversifying investments and by carefully researching securities before they are purchased. However, changes in the overall market prices of municipal securities and the income they pay can occur at any time. The yields and share prices of the Fund will change daily based on changes in market prices of securities, interest rates and market conditions and in response to other economic events. The
Statement of Additional Information contains more detailed information about the Fund's investment policies and risks.

Municipal Securities. The Fund buys municipal bonds and notes, certificates of participation in municipal leases and other municipal debt obligations. These are debt obligations issued by the governments of states, their political subdivisions (such as cities, towns and counties), the District of Columbia, or by their agencies, instrumentalities and authorities, if the interest paid on the security is not subject to federal personal income tax (in the opinion of bond counsel to the issuer at the time the security is issued). The Fund can also buy securities issued by any commonwealths, territories or possessions of the
         United States, or their respective agencies, instrumentalities or authorities, if the interest paid on the security is not subject to federal individual income tax (in the opinion of bond counsel to the issuer at the time the security is issued).  All of these types of debt obligations are referred to as
         "municipal securities" in this prospectus.

What Is A  Municipal  Security?  A  municipal  security  is  essentially  a loan by the buyer to the  issuer of the security.  The issuer  promises to pay back the  principal  amount of the loan and normally  pays interest exempt from federal personal income taxes.

         Municipal securities are issued to raise money for a variety of public or private purposes, including financing state or local governments, specific projects or public facilities. The Fund can invest in municipal securities that are "general obligations," secured by the issuer's pledge of its full faith, credit and taxing power for the payment of principal and interest.

         The Fund can also buy "revenue obligations," whose interest is payable only from the revenues derived from a particular facility or class of facilities, or a specific excise tax or other revenue source.
         Some of these revenue obligations are private activity bonds that pay interest that may be a tax preference for investors subject to alternative minimum tax.

o        Municipal Lease Obligations. Municipal leases are used by state and local governments to obtain funds to acquire land, equipment or facilities. The Fund can invest in certificates of participation that represent a proportionate interest in payments made under municipal lease obligations. Most municipal leases, while secured by the leased property, are not general obligations of the issuing municipality.
         They often contain "non-appropriation" clauses under which the municipal government has no obligation to make lease or installment payments in future years unless money is appropriated on a yearly basis. If the government stops making payments or transfers its payment obligations to a private entity, the obligation could lose value or become taxable. Some lease obligations might not have an active trading market, making it difficult for the Fund to sell them quickly at an acceptable price.

The Fund's Portfolio Duration Strategy. The "maturity" of a security (the date when its principal repayment is due) differs from effective duration, which attempts to measure the expected volatility of a security's price.

         The Fund measures the duration of its entire portfolio of securities on a dollar-weighted basis. It tries to maintain an average effective duration of its portfolio between 4.5 and 8 years, under normal market conditions (that is, when financial markets are not in an unstable to volatile state). However, duration cannot be relied on as a prediction of future volatility. There can be no assurance that the
         Fund will achieve its targeted portfolio duration at all times.

Duration  calculations  rely on a number of assumptions and variables based on the historic  performance of similar securities.  Therefore,  duration can be affected by unexpected  economic events or conditions relating to a particular  security,  and in times of great market volatility,  the duration calculation for a security might not be correct.

Ratings of Municipal Securities. Under normal market conditions, the Fund will invest at least 80% of its total assets in "investment grade" municipal securities. "Investment grade" securities are those rated within the four highest rating categories of Moody's, Standard & Poor's, or Fitch or other nationally-recognized rating organizations, or (if unrated) judged by the Manager to be comparable to securities rated as investment grade. Rating definitions of rating organizations are in Appendix A to the Statement of Additional Information. If a security the Fund buys is not rated, the Manager will use its judgment to assign a rating that it believes is comparable to that of a rating organization.

         The Manager relies to some extent on credit ratings by nationally recognized rating organizations in evaluating the credit risk of securities selected for the Fund's portfolio. It also uses its own research and analysis to evaluate risks. Many factors affect an issuer's ability to make timely payments, and the credit risks of a particular security might change over time. If the rating of a security is reduced after the Fund buys it the Fund is not required automatically to dispose of that security. However, the Manager will evaluate those securities to determine whether to keep them in the
         Fund's portfolio.

o        Special Risks of Lower-Grade Securities. Municipal securities that are below investment grade (these are sometimes called "junk bonds") may be subject to greater price fluctuations and risks of loss of income and principal than investment grade municipal securities. Securities that are (or that have fallen)
         below investment grade have a greater risk that the issuers may not meet their debt obligations. They may also be less liquid than investment-grade securities, making it harder for the Fund to sell them at an acceptable price.

CAN THE FUND'S INVESTMENT OBJECTIVE AND POLICIES CHANGE?  The Fund's Board of Trustees can change non-fundamental policies without shareholder approval, although significant changes will be described in amendments to this
Prospectus. Fundamental policies cannot be changed without the approval of a majority of the Fund's outstanding voting shares. The Fund's investment objective is a fundamental policy. Other investment restrictions that are fundamental policies are listed in the Statement of Additional Information. An investment policy is not fundamental unless this Prospectus or the Statement of Additional Information says that it is.

OTHER INVESTMENT STRATEGIES. To seek its investment objective, the Fund can also use the investment techniques and strategies described below. The Manager might not always use all of the different types of techniques and investments described below. These techniques have risks although some of them are designed to help reduce overall investment or market risks.

Floating Rate/Variable Rate Obligations. Some municipal securities have variable or floating interest rates.
         Variable rates are adjustable at stated periodic intervals. Floating rates are automatically adjusted according to a specified market rate for such investments, such as the percentage of the prime rate of a bank or the 91-day U.S. Treasury Bill rate.

o        Inverse Floaters Have Special Risks. Variable rate bonds known as "inverse floaters" pay interest at rates that move in the opposite direction of yields on short-term bonds in response to market changes.
         As interest rates rise, inverse floaters produce less current income, and their market value can become volatile. Inverse floaters are a type of "derivative security."  Some have a "cap," so that if interest rates rise above the "cap," the security pays additional interest income. If rates do not rise above the
         "cap," the Fund will have paid an additional amount for a feature that proves worthless. The Fund will not invest more than 20% of its total assets in inverse floaters.

"When-Issued" and "Delayed-Delivery" Transactions. The Fund can purchase municipal securities on a "when-issued"
         basis and can  purchase or sell securities on a "delayed- delivery" basis. Between the purchase and settlement, no payment is made for the security and no interest accrues to the buyer from the investment. There is a risk of loss to the Fund if the value of the when-issued security declines prior to the settlement date. No income accrues to the Fund on a when-issued security until the Fund receives the security on settlement of the trade.

Puts and Stand-By Commitments. The Fund can acquire "stand-by commitments" or "puts" with respect to municipal securities. These investments give the Fund the right to sell the securities at a set price on demand to the issuing broker-dealer or bank. However, a security having this feature may have a lower interest rate. The Fund will acquire stand-by commitments or puts solely to enhance portfolio liquidity.

Illiquid and Restricted Securities. Investments may be illiquid because they do not have an active trading market, making it difficult to value them or dispose of them promptly at an acceptable price. Restricted securities may have terms that limit their resale to other investors or may require registration under federal securities laws before they can be sold publicly. The Fund will not invest more than 15% of its net assets in illiquid or restricted securities. Certain restricted securities that are eligible for resale to qualified institutional purchasers may not be subject to that limit. The Manager monitors holdings of illiquid securities on an ongoing basis to determine whether to sell any holdings to maintain adequate liquidity.

Other Derivatives. The Fund can also invest in other derivative investments to increase income or to hedge portfolio or interest rate risks. Examples of those derivatives are interest rate swaps and futures based on municipal bond indices.

o        Hedging. The Fund can purchase and sell futures contracts and put and call options and can enter into interest rate swap agreements. These are all referred to as "hedging instruments." The Fund does not use hedging instruments for speculative purposes, and has limits on the use of them. The Fund does not use hedging instruments to a substantial degree and is not required to use them in seeking its goal.

         Hedging involves risks. If the Manager used a hedging instrument at the wrong time or judged market conditions incorrectly, the hedge might be unsuccessful and the strategy could reduce the Fund's return.
         The Fund could also experience losses if the prices of its futures and options positions were not correlated with its other investments or if it could not close out a position because of an illiquid market for the future or option.

         Options trading involves the payment of premiums and can increase portfolio turnover. Interest rate swaps are subject to credit risks and interest rate risks. The Fund could be obligated to pay more under its swap agreements than it receives under them, as a result of interest rate changes. The Fund cannot enter into swaps with respect to more than 25% of its total assets.

TEMPORARY DEFENSIVE AND INTERIM INVESTMENTS. In times of unstable or adverse market, political or economic conditions, the Fund can invest up to 100% of its total assets in temporary investments that are inconsistent with the Fund's principal investment strategies. Generally the Fund's defensive investments would be short-term municipal securities but could be U.S. Government securities or highly-rated corporate debt securities. The income from some temporary defensive investments might not be tax-exempt, and therefore when making those investments the Fund might not achieve its objective.

         Under normal market conditions, the Fund can also hold these types of investments for cash management purposes (in amounts not exceeding 20% of its total assets) pending the investment of proceeds from the sale of
Fund shares or portfolio securities, or to meet anticipated redemptions of Fund shares.

How the Fund is Managed

THE MANAGER. The Manager chooses the Fund's investments and handles its day-to-day business. The Manager carries out its duties, subject to the policies established by the Fund's Board of Trustees, under an investment advisory agreement that states the Manager's responsibilities. The agreement sets the fees the Fund pays to the Manager and describes the expenses that the Fund is responsible to pay to conduct its business.

         The Manager has been an investment adviser since January 1960. The Manager and its subsidiaries and affiliates managed more than $___billion in assets as of December 31, 2001, including other Oppenheimer funds with more than 5 million shareholder accounts. The Manager is located at 498 Seventh Avenue, New York, New York
10018.

Portfolio Manager. The Portfolio Managers of the Fund are Jerry Webman and Merrell Hora. Mr. Webman is Senior Vice
         President, Senior Investment Officer and Director of the Fixed Income Department of the Manager. Mr. Hora
         is an Assistant Vice President and Portfolio Manager of the Manager. They are the persons principally responsible for the day-to-day management of the Fund's portfolio, and became the Fund's Portfolio
         Managers on August 28, 2000.

         Prior to joining the Manager in February 1996, Mr. Webman was a Vice- President and portfolio manager at
         Prudential Investment Corporation from November, 1990. Mr. Hora became a Portfolio Manager of the
         Manager in August 2000. He was Senior Quantitative Analyst for the Manager's Fixed Income Department's
         Quantitative Analysis Team from July 1998 until August 2000. Before joining the Manager in July 1998,
         Mr. Hora was a quantitative analyst for Access Financial, a subsidiary of Cargill Financial Services
         Group from 1997, and was a teaching assistant, instructor and research assistant at the University of
         Minnesota from 1991 to 1998.

Advisory Fees. Under the investment advisory agreement, the Fund pays the Manager an advisory fee at an annual rate which declines as the Fund's assets grow: 0.50% of the first $100 million of average annual net assets, 0.45% of the next $150 million, 0.425% of the next $250 million, and 0.40% of average annual net assets in excess of $500 million. The Fund's management fee for its last fiscal year ended September 30,
         2001, was _____% of average annual net assets for each class of shares.

ABOUT YOUR ACCOUNT

How to Buy Shares

HOW DO YOU BUY SHARES? You can buy shares several ways, as described below. The Fund's Distributor,
OppenheimerFunds Distributor, Inc., may appoint servicing agents to accept purchase (and redemption) orders. The
Distributor, in its sole discretion, may reject any purchase order for the Fund's shares.

Buying Shares Through Your Dealer. You can buy shares through any dealer, broker, or financial institution that has a sales agreement with the Distributor. Your dealer will place your order with the Distributor on your behalf.

Buying Shares Through The Distributor. Complete an OppenheimerFunds New Account Application and return it with a check payable to "OppenheimerFunds Distributor, Inc." Mail it to P.O. Box 5270, Denver, Colorado 80217.
         If you don't list a dealer on the application, the Distributor will act as your agent in buying the shares. However, we recommend that you discuss your investment with a financial advisor before you make a purchase to be sure that the Fund is appropriate for you.

     Paying by Federal Funds Wire. Shares purchased through the Distributor may be paid for by Federal Funds wire. The minimum investment is $2,500. Before sending a wire, call the Distributor's Wire Department at
         1.800.525.7048 to notify the Distributor of the wire, and to receive further instructions.

     Buying Shares Through OppenheimerFunds AccountLink. With AccountLink, shares are purchased for your account by a transfer of money from your account through the Automated Clearing House (ACH) system. You can provide those instructions automatically, under an Asset Builder Plan, described below, or by telephone instructions using OppenheimerFunds PhoneLink, also described below. Please refer to "AccountLink,"
         below for more details.

     Buying Shares Through Asset Builder Plans. You may purchase shares of the Fund (and up to four other
         Oppenheimer funds) automatically each month from your account at a bank or other financial institution under an Asset Builder Plan with AccountLink. Details are in the Asset Builder Application and the
         Statement of Additional Information.

HOW MUCH MUST YOU INVEST?  You can buy Fund shares with a minimum initial investment of $1,000. You can make additional investments at any time with as little as $25. There are reduced minimum investments under special investment plans.

     o   With Asset Builder Plans, Automatic Exchange Plans and military allotment plans, you can make initial and subsequent investments for as little as $25. You can make additional purchases of at least $25 by telephone through AccountLink.

     o   The minimum investment requirement does not apply to reinvesting dividends from the Fund or other
         Oppenheimer funds (a list of them appears in the Statement of Additional Information, or you can ask
         your dealer or call the Transfer Agent), or reinvesting distributions from unit investment trusts that have made arrangements with the Distributor.

AT WHAT PRICE ARE SHARES SOLD?  Shares are sold at their offering price which is the net asset value per share plus any initial sales charge that applies. The offering price that applies to a purchase order is based on the next calculation of the net asset value per share that is made after the Distributor receives the purchase order at its offices in Denver, Colorado, or after any agent appointed by the Distributor receives the order and sends it to the Distributor.

Net Asset Value. The Fund calculates the net asset value of each class of shares as of the close of The New York
         Stock Exchange, on each day the Exchange is open for trading (referred to in this Prospectus as a
         "regular business day"). The Exchange normally closes at 4:00 P.M., New York time, but may close earlier on some days. All references to time in this Prospectus mean "New York time".

         The net asset value per share is determined by dividing the value of the Fund's net assets attributable to a class by the number of shares of that class that are outstanding. To determine net asset value, the
         Fund's Board of Trustees has established procedures to value the Fund's securities, in general based on market value. The Board has adopted special procedures for valuing illiquid and restricted securities and obligations for which market values cannot be readily obtained.

         If, after the close of the principal market on which a security held by the Fund is traded, and before the time the Fund's shares are priced that day, a significant event occurs that the Manager deems likely to cause a material change in the value of such security. Such determinations will be subject to review by the Fund's Board of Trustees.

The Offering Price. To receive the offering price for a particular day, in most cases the Distributor or its designated agent must receive your order by the time of day The New York Stock Exchange closes that day.
         If your order is received on a day when the Exchange is closed or after it has closed, the order will receive the next offering price that is determined after your order is received.

Buying Through a Dealer. If you buy shares through a dealer, your dealer must receive the order by the close of
         The New York Stock Exchange and transmit it to the Distributor so that it is received before the
         Distributor's close of business on a regular business day (normally 5:00 P.M.) to receive that day's offering price. Otherwise, the order will receive the next offering price that is determined.

-------------------------------------------------------------------------------------------------------------------
WHAT CLASS OF SHARES DOES THE FUND OFFER? The Fund offers investors three different classes of shares. The different classes of shares represent investments in the same portfolio of securities, but the classes are subject to different expenses and will likely have different share prices. When you buy shares, be sure to specify the class of shares. If you do not choose a class, your investment will be made in Class A shares.
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
Class A Shares. If you buy Class A shares, you pay an initial sales charge (on investments up to $1 million). The amount of that sales charge will vary depending on the amount you invest. The sales charge rates are listed in "How  Can You Buy Class A Shares?" below.
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
Class B Shares. If you buy Class B shares, you pay no sales charge at the time of purchase, but you will pay an annual asset-based sales charge. If you sell your shares within six years of buying them, you will normally pay a contingent deferred sales charge. That contingent deferred sales charge varies depending on how long you own your shares, as described in "How Can You Buy Class B Shares?" below.
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
Class C Shares. If you buy Class C shares, you pay no sales charge at the time of purchase, but you will pay an annual asset-based sales charge. If you sell your shares within 12 months of buying them, you will normally pay a contingent deferred sales charge of 1%, as described in "How Can You Buy Class C Shares?"
         below.
-------------------------------------------------------------------------------------------------------------------

WHICH CLASS OF SHARES SHOULD YOU CHOOSE?  Once you decide that the Fund is an appropriate investment for you, the decision as to which class of shares is best suited to your needs depends on a number of factors that you should discuss with your financial advisor. Some factors to consider are how much you plan to invest and how long you plan to hold your investment. If your goals and objectives change over time and you plan to purchase additional shares, you should re-evaluate those factors to see if you should consider another class of shares. The Fund's operating costs that apply to a class of shares and the effect of the different types of sales charges on your investment will vary your investment results over time.

         The discussion below is not intended to be investment advice or a recommendation, because each investor's financial considerations are different. The discussion below assumes that you will purchase only one class of shares and not a combination of shares of different classes. Of course, these examples are based on approximations of the effects of current sales charges and expenses projected over time, and do not detail all of the considerations in selecting a class of shares. You should analyze your options carefully with your financial advisor before making that choice. The discussion below assumes that you will purchase only one class of shares and not a combination of shares of different classes.

How Long Do You Expect To Hold Your Investment?  While future financial needs cannot be predicted with certainty, knowing how long you expect to hold your investment will assist you in selecting the appropriate class of shares. Because of the effect of class-based expenses, your choice will also depend on how much you plan to invest. For example, the reduced sales charges available for larger purchases of Class A shares may, over time, offset the effect of paying an initial sales charge on your investment, compared to the effect over time of higher class-based expenses on shares of Class B or Class C.

o        Investing for the Shorter Term. While the Fund is meant to be a long-term investment, if you have a relatively short-term investment horizon (that is, you plan to hold your shares for not more than five years), you should probably consider purchasing Class A or Class C shares rather than Class B shares.
         That is because of the effect of the Class B contingent deferred sales charge if you redeem within five years, as well as the effect of the Class B asset-based sales charge on the investment return for that class in the short-term. Class C shares might be the appropriate choice (especially for investments of less than $100,000), because there is no initial sales charge on Class C shares, and the contingent deferred sales charge does not apply to amounts you sell after holding them one year.

         However, if you plan to invest more than $100,000 for the shorter term, then as your investment horizon increases toward five years, Class C shares might not be as advantageous as Class A shares. That is because the annual asset-based sales charge on Class C shares will have a greater impact on your account over the longer term than the reduced front-end sales charge available for larger purchases of Class A shares.

         And for investors who invest $1 million or more, in most cases Class A shares will be the most advantageous choice, no matter how long you intend to hold your shares. For that reason, the Distributor normally will not accept purchase orders of $500,000 or  more of Class B shares or $1 million or more of
         Class C shares from a single investor.

o        Investing for the Longer Term. If you are investing less than $100,000 for the longer-term, for example for retirement, and do not expect to need access to your money for seven years or more, Class B shares may be appropriate.

Are There Differences in Account Features That Matter to You?  Some account features may not be available to
         Class B or Class C shareholders. Other features  may not be advisable (because of the effect of the contingent deferred sales charge) for Class B or Class C shareholders. Therefore, you should carefully review how you plan to use your investment account before deciding which class of shares to buy.
         Additionally, the dividends payable to Class B and Class C shareholders will be reduced by the additional expenses borne by those classes that are not borne by Class A shares, such as the Class B and
         Class C asset-based sales charge described below and in the Statement of Additional Information. Share certificates are not available for Class B and Class C shares, and if you are considering using your shares as collateral for a loan, that may be a factor to consider. Also, checkwriting is not available on accounts subject to a contingent deferred sales charge.

How Do Share Classes Affect Payments to My Broker?  A financial advisor may receive different compensation for selling one class of shares than for selling another class. It is important to remember that Class B and
         Class C contingent deferred sales charges and asset-based sales charges have the same purpose as the front-end sales charge on sales of Class A shares: to compensate the Distributor for concessions and expenses it pays to dealers and financial institutions for selling shares. The Distributor may pay additional compensation from its own resources to securities dealers or financial institutions based upon the value of shares of the Fund owned by the dealer or financial institution for its own account or for its customers.

SPECIAL SALES CHARGE ARRANGEMENTS AND WAIVERS. Appendix C to the Statement of Additional Information details the conditions for the waiver of sales charges that apply in certain cases, and the special sales charge rates that apply to purchases of shares of the Fund by certain groups, or under specified retirement plan arrangements or in other special types of transactions. To receive a waiver or special sales charge rate, you must advise the
Distributor when purchasing shares or the Transfer Agent when redeeming shares that the special conditions apply.

HOW CAN YOU BUY CLASS A SHARES?  Class A shares are sold at their offering price, which is normally net asset value plus an initial sales charge. However, in some cases, described below, purchases are not subject to an initial sales charge, and the offering price will be the net asset value. In other cases, reduced sales charges may be available, as described below or in the Statement of Additional Information. Out of the amount you invest, the Fund receives the net asset value to invest for your account.

         The sales charge varies depending on the amount of your purchase. A portion of the sales charge may be retained by the Distributor or allocated to your dealer as concessions. The Distributor reserves the right to reallow the entire concessions to dealers. The current sales charge rates and concessions paid to dealers and brokers are as follows:

   ------------------------------------------- ---------------------------------------------------------------------

                                                   Front-End Sales         Front-End Sales
                                                     Charge As a             Charge As a           Concession as
                                                    Percentage of         Percentage of Net        Percentage of
   Amount of Purchase                              Offering Price          Amount Invested        Offering Price

   ------------------------------------------- ---------------------------------------------------------------------
   ------------------------------------------- ---------------------------------------------------------------------
   Less than $100,000                                   3.50%                   3.63%                  3.00%
   ------------------------------------------- ---------------------------------------------------------------------
   ------------------------------------------- ---------------------------------------------------------------------
   $100,000 or more but less than $250,000              3.00%                   3.09%                  2.50%
   ------------------------------------------- ---------------------------------------------------------------------
   ------------------------------------------- ---------------------------------------------------------------------
   $250,000 or more but less than $500,000              2.50%                   2.56%                  2.00%
   ------------------------------------------- ---------------------------------------------------------------------
-------------------------------------------------- --------------------- ----------------------- -------------------
$500,000 or more but less than $1 million                 2.00%                  2.04%                 1.50%
-------------------------------------------------- --------------------- ----------------------- -------------------

Can You Reduce Class  A Sales Charges?  You may be eligible to buy Class A shares at reduced sales charge rates under the Fund's "Right of Accumulation" or a Letter of Intent, as described in "Reduced Sales Charges"
         in the Statement of Additional Information.

Class A Contingent Deferred Sales Charge. There is no initial sales charge on purchases of Class A shares of any one or more of the Oppenheimer funds aggregating $1 million or more, or for certain purchases by particular types of retirement plans that were permitted to purchase such shares prior to March 1, 2001
         ("grandfathered retirement accounts"). Retirement plans are not permitted to make initial purchases of
         Class A shares subject to contingent deferred sales charge, except as provided below. The Distributor pays dealers of record concessions in an amount equal to 1.0% of purchases of  $1 million or more other than by grandfathered retirement accounts. For grandfathered retirement accounts, the concession is 1.0%
         of the first $2.5 million, plus 0.50% of the next $2.5 million, plus 0.25% of purchases over $5 million, calculated on a calendar year basis. In either case, the concession will not be paid on purchases of shares by exchange or that were not previously subject to a front-end sales charge and dealer concessions.

         If you redeem any of those shares within an 18-month "holding period" measured from the beginning of the calendar month of their purchase, a contingent deferred sales charge (called the "Class A contingent deferred sales charge") may be deducted from the redemption proceeds. That sales charge will be equal to
         1.0% of the lesser of:
          the aggregate net asset value of the redeemed shares at the time of redemption (excluding shares purchased by reinvestment of dividends or capital gain distributions) or;

o        the original net asset value of the redeemed shares.

          The Class A contingent deferred sales charge will not exceed the aggregate amount of the concessions the Distributor paid to your dealer on all purchases of Class A shares of all Oppenheimer funds you made that were subject to the Class A contingent deferred sales charge.

Purchase by Certain Retirement Plans. There is no initial sales charge on purchases of Class A shares of any one or more Oppenheimer funds by retirement plans that have $10 million or more in plan assets and that have entered into a special agreement with the Distributor and by retirement plans which are part of a retirement plan product or platform offered by certain banks, broker-dealer, financial advisors, insurance companies or recordkeepers which have entered into a special agreement with the Distributor.
          The Distributor currently pays dealers of record concessions in an amount equal to 0.25% of the purchase price of Class A shares by those retirement plans from its own resources at the time of sale, subject to certain exceptions as described in the Statement of Additional Information. There is no
          contingent deferred sales charge upon the redemption of such shares.

HOW CAN YOU BUY CLASS B SHARES?  Class B shares are sold at net asset value per share without an initial sales charge. However, if Class B shares are redeemed within 6 years from the beginning of the calendar month of their purchase, a contingent deferred sales charge will be deducted from the redemption proceeds. The Class B contingent deferred sales charge is paid to compensate the Distributor for its expenses of providing distribution-related services to the Fund in connection with the sale of Class B shares.

         The amount of the contingent deferred sales charge will depend on the number of years since you invested and the dollar amount being redeemed, according to the following schedule for the Class B contingent deferred sales charge holding period:

   --------------------------------------------------------------------------------------------------------------

   Years Since Beginning of Month in                        Contingent Deferred Sales Charge on Redemptions
   which Purchase Order was Accepted                        in That Year (As % of Amount Subject to Charge)

   --------------------------------------------------------------------------------------------------------------
   --------------------------------------------------------------------------------------------------------------
   0 - 1                                                    4.0%
   --------------------------------------------------------------------------------------------------------------
   --------------------------------------------------------------------------------------------------------------
   1 - 2                                                    3.0%
   --------------------------------------------------------------------------------------------------------------
   --------------------------------------------------------------------------------------------------------------
   2 - 3                                                    2.0%
   --------------------------------------------------------------------------------------------------------------
   --------------------------------------------------------------------------------------------------------------
   3 - 4                                                    2.0%
   --------------------------------------------------------------------------------------------------------------
   --------------------------------------------------------------------------------------------------------------
   4 - 5                                                    1.0%
   --------------------------------------------------------------------------------------------------------------
  --------------------------------------------------- -----------------------------------------------------------
  5 and following                                     None
  --------------------------------------------------- -----------------------------------------------------------

In the table, a "year" is a 12-month period. In applying the contingent deferred sales charge, all purchases are considered to have been made on the first regular business day of the month in which the purchase was made.

Automatic Conversion Of Class B Shares. Class B shares automatically convert to Class A shares 72 months after you purchase them. This conversion feature relieves Class B shareholders of the asset-based sales charge that applies to Class B shares under the Class B Distribution and Service Plan, described below. The conversion is based on the relative net asset value of the two classes, and no sales load or other charge is imposed. When Class B shares you hold convert, any other Class B shares that were acquired by the reinvestment of dividends and distributions on the converted shares will also convert to Class A shares. For further information on the conversion feature and its tax implications, see "Class B
         Conversion" in the Statement of Additional Information.

HOW CAN YOU BUY CLASS C SHARES?  Class C shares are sold at net asset value per share without an initial sales charge. However, if Class C shares are redeemed within a holding period of 12 months from the end of the month of their purchase, a contingent deferred sales charge of 1.0% will be deducted from the redemption proceeds. The
Class C contingent deferred sales charge is paid to compensate the Distributor for its expenses of providing distribution-related services to the Fund in connection with the sale of Class C shares.

DISTRIBUTION AND SERVICE (12b-1) PLANS.

Service Plan for Class A Shares. The Fund has adopted a Service Plan for Class A shares. It reimburses the
         Distributor for a portion of its costs incurred for services provided to accounts that hold Class A shares. Reimbursement is made quarterly at an annual rate of up to 0.25% of the average annual net assets of Class A shares of the Fund. The Distributor currently uses all of those fees to pay dealers, brokers, banks and other financial institutions quarterly for providing personal service and maintenance of accounts of their customers that hold Class A shares.

Distribution and Service Plans for Class B and Class C Shares. The Fund has adopted Distribution and Service
         Plans for Class B and Class C shares to compensate the Distributor for its services and costs in distributing Class B and Class C shares and servicing accounts. Under the plans, the Fund pays the
         Distributor an annual asset-based sales charge of 0.75% per year on Class B shares and on Class C shares. The Distributor also receives a service fee of 0.25% per year under each plan.

         The asset-based sales charge and service fees increase Class B and Class C expenses by 1.00% of the net assets per year of the respective class. Because these fees are paid out of the Fund's assets on an on-going basis, over time these fees will increase the cost of your investment and may cost you more than other types of sales charges.

         The Distributor uses the service fees to compensate dealers for providing personal services for accounts that hold Class B or Class C shares. The Distributor pays the 0.25% service fees to dealers in advance for the first year after the shares are sold by the dealer. After the shares have been held for a year, the Distributor pays the service fees to dealers on a quarterly basis.

         The Distributor currently pays a sales concession of 2.75% of the purchase price of Class B shares to dealers from its own resources at the time of sale. Including the advance of the service fee, the total amount paid by the Distributor to the dealer at the time of sales of Class B shares is therefore 3.00%
         of the purchase price. The Distributor retains the Class B asset-based sales charge.

         The Distributor currently pays sales concessions of 0.75% of the purchase price of Class C shares to dealers from its own resources at the time of sale. Including the advance of the service fee, the total amount paid by the Distributor to the dealer at the time of sale of Class C shares is therefore 1.00% of the purchase price. The Distributor pays the asset-based sales charge as an ongoing concession to the dealer on Class C shares that have been outstanding for a year or more.

Special Investor Services

ACCOUNTLINK. You can use our AccountLink feature to link your Fund account with an account at a U.S. bank or other financial institution. It must be an Automated Clearing House (ACH) member. AccountLink lets you:

     o   transmit funds electronically to purchase shares by telephone (through a service representative or by
         PhoneLink) or automatically under Asset Builder Plans, or
     o   have the Transfer Agent send redemption proceeds or transmit dividends and distributions directly to your bank account. Please call the Transfer Agent for more information.

         You may purchase shares by telephone only after your account has been established. To purchase shares in amounts up to $250,000 through a telephone representative, call the Distributor at 1.800.852.8457. The purchase payment will be debited from your bank account.

         AccountLink privileges should be requested on your Application or your dealer's settlement instructions if you buy your shares through a dealer. After your account is established, you can request AccountLink privileges by sending  signature-guaranteed instructions to the Transfer Agent. AccountLink privileges will apply to each shareholder listed in the registration on your account as well as to your dealer representative of record unless and until the Transfer Agent receives written instructions terminating or changing those privileges. After you establish AccountLink for your account, any change of bank account information must be made by signature-guaranteed instructions to the Transfer Agent signed by all shareholders who own the account.

PHONELINK. PhoneLink is the OppenheimerFunds automated telephone system that enables shareholders to perform a number of account transactions automatically using a touch-tone phone. PhoneLink may be used on already-established Fund accounts after you obtain a Personal Identification Number (PIN), by calling the special
PhoneLink number, 1.800.533.3310.

Purchasing Shares. You may purchase shares in amounts up to $100,000 by phone, by calling 1.800.533.3310. You must have established AccountLink privileges to link your bank account with the Fund to pay for these purchases.
Exchanging Shares. With the OppenheimerFunds exchange privilege, described below, you can exchange shares automatically by phone from your Fund account to another OppenheimerFunds account you have already established by calling the special PhoneLink number.
Selling Shares. You can redeem shares by telephone automatically by calling the PhoneLink number and the Fund will send the proceeds directly to your AccountLink bank account. Please refer to "How to Sell Shares,"
         below for details.

CAN YOU SUBMIT TRANSACTION REQUESTS BY FAX?  You may send requests for certain types of account transactions to the Transfer Agent by fax (telecopier). Please call 1.800.525.7048 for information about which transactions may be handled this way. Transaction requests submitted by fax are subject to the same rules and restrictions as written and telephone requests described in this Prospectus.

OPPENHEIMERFUNDS INTERNET WEB SITE. You can obtain information about the Fund, as well as your account balance, on the OppenheimerFunds Internet web site, at HTTP://WWW.OPPENHEIMERFUNDS.COM. Additionally, shareholders listed
                                              -------------------------------
in the account registration (and the dealer of record) may request certain account transactions through a special section of that web site. To perform account transactions or obtain account information online, you must first obtain a user I.D. and password on that web site. If you do not want to have Internet account transaction capability for your account, please call the Transfer Agent at 1.800.525.7048. At times, the website may be inaccessible or its transaction features may be unavailable.

AUTOMATIC WITHDRAWAL AND EXCHANGE PLANS. The Fund has several plans that enable you to sell shares automatically or exchange them to another OppenheimerFunds account on a regular basis. Please call the Transfer Agent or consult the Statement of Additional Information for details.

REINVESTMENT PRIVILEGE. If you redeem some or all of your Class A or Class B shares of the Fund, you have up to 6 months to reinvest all or part of the redemption proceeds in Class A shares of the Fund or other Oppenheimer funds without paying a sales charge. This privilege applies only to Class A shares that you purchased subject to an initial sales charge and to Class A or Class B shares on which you paid a contingent deferred sales charge when you redeemed them. This privilege does not apply to Class C shares. You must be sure to ask the Distributor for this privilege when you send your payment.

How to Sell Shares

You can sell (redeem) some or all of your shares on any regular business day. Your shares will be sold at the next net asset value calculated after your order is received in proper form (which means that it must comply with the procedures described below) and is accepted by the Transfer Agent. The Fund lets you sell your shares by writing a letter, by using the Fund's checkwriting privilege or by telephone. You can also set up Automatic
Withdrawal Plans to redeem shares on a regular basis. If you have questions about any of these procedures, and especially if you are redeeming shares in a special situation, such as due to the death of the owner, please call the Transfer Agent first, at 1.800.525.7048, for assistance.

Certain Requests Require a Signature Guarantee. To protect you and the Fund from fraud, the following redemption requests must be in writing and must include a signature guarantee (although there may be other situations that also require a signature guarantee):
     o   You wish to redeem $100,000 or more and receive a check

     o   The redemption check is not payable to all shareholders listed on the account statement

     o   The redemption check is not sent to the address of record on your account statement

     o   Shares are being transferred to a Fund account with a different owner or name

     o   Shares are being redeemed by someone (such as an Executor) other than the owners

Where Can You Have Your Signature Guaranteed?  The Transfer Agent will accept a guarantee of your signature by a number of financial institutions, including:
o        a U.S. bank, trust company, credit union or savings association,
o        a foreign bank that has a U.S. correspondent bank,
o        a U.S. registered dealer or broker in securities, municipal securities or government securities, or
o        a U.S. national securities exchange, a registered securities association or a clearing agency.

         If you are signing on behalf of a corporation, partnership or other business or as a fiduciary, you must also include your title in the signature.

Sending Redemption Proceeds By Wire. While the Fund normally sends your money by check, you can arrange to have the proceeds of the shares you sell sent by Federal Funds wire to a bank account you designate. It must be a commercial bank that is a member of the Federal Reserve wire system. The minimum redemption you can have sent by wire is $2,500. There is a $10 fee for each wire. To find out how to set up this feature on your account or to arrange a wire, call the Transfer agent at 1.800.852.8457.

HOW DO YOU SELL SHARES BY MAIL?   Write a letter of instructions that includes:
     o   Your name

     o   The Fund's name

     o   Your Fund account number (from your account statement)

     o   The dollar amount or number of shares to be redeemed

     o   Any special payment instructions

     o   Any share certificates for the shares you are selling

     o   The signatures of all registered owners exactly as the account is registered, and

     o   Any special documents requested by the Transfer Agent to assure proper authorization of the person asking to sell the shares.

Use the following address for                                Send courier or Express Mail
requests by mail:                                            requests to:
OppenheimerFunds Services                                    OppenheimerFunds Services
P.O. Box 5270                                                10200 E. Girard Avenue, Building D
Denver, Colorado 80217-5270                                  Denver, Colorado 80231

HOW DO YOU SELL SHARES BY TELEPHONE?  You and your dealer representative of record may also sell your shares by telephone. To receive the redemption price calculated on a particular business day, your call must be received by the Transfer Agent by the close of The New York Stock Exchange that day, which is normally 4:00 P.M., but may be earlier on some days. You may not redeem shares held under a share certificate by telephone.

     o   To redeem shares through a service representative, call 1.800.852.8457

     o   To redeem shares automatically on PhoneLink, call 1.800.533.3310

         Whichever method you use, you may have a check sent to the address on the account statement, or, if you have linked your Fund account to your bank account on AccountLink, you may have the proceeds sent to that bank account.

Are There Limits on Amounts Redeemed by Telephone?
     o   Telephone Redemptions Paid by Check. Up to $100,000 may be redeemed by telephone in any 7-day period.
         The check must be payable to all owners of record of the shares and must be sent to the address on the account statement. This service is not available within 30 days of changing the address on an account.
     o   Telephone Redemptions Through AccountLink or by Wire. There are no dollar limits on telephone redemption proceeds sent to a bank account designated when you establish AccountLink. Normally the ACH transfer to your bank is initiated on the business day after the redemption. You do not receive dividends on the proceeds of the shares you redeemed while they are waiting to be transferred.
         If you have requested Federal Funds wire privileges for your account, the wire of the redemption proceeds will normally be transmitted on the next bank business day after the shares are redeemed. There is a possibility that the wire may be delayed up to seven days to enable the Fund to sell securities to pay for the redemption proceeds. No dividends are accrued or paid on the proceeds of shares that have been redeemed and are awaiting transmission by wire.

CHECKWRITING. To write checks against your Fund account, request that privilege on your account Application, or contact the Transfer Agent for signature cards. They must be signed (with a signature guarantee) by all owners of the account and returned to the Transfer Agent so that checks can be sent to you to use. Shareholders with joint accounts can elect in writing to have checks paid over the signature of one owner. If you previously signed a signature card to establish checkwriting in another Oppenheimer fund, simply call 1.800.525.7048 to request checkwriting for an account in this Fund with the same registration as the other account.

     o   Checks can be written to the order of whomever you wish, but may not be cashed at the bank the checks are payable through, or the Fund's custodian bank.

     o   Checkwriting privileges are not available for accounts holding shares that are subject to a contingent deferred sales charge.

     o   Checks must be written for at least $100.

     o   Checks cannot be paid if they are written for more than your account value. Remember: your shares fluctuate in value and you should not write a check close to the total account value.

     o   You may not write a check that would require the Fund to redeem shares that were purchased by check or
         Asset Builder Plan payments within the prior 10 days.

     o   Don't use your checks if you changed your Fund account number, until you receive new checks.

CAN YOU SELL SHARES THROUGH YOUR DEALER? The Distributor has made arrangements to repurchase Fund shares from dealers and brokers on behalf of their customers. Brokers or dealers may charge for that service. If your shares are held in the name of your dealer, you must redeem them through your dealer.

HOW DO CONTINGENT DEFERRED SALES CHARGES AFFECT REDEMPTIONS?  If you purchase shares subject to a Class A, Class
B or Class C contingent deferred sales charge and redeem any of those shares during the applicable holding period for the class of shares, the contingent deferred sales charge will be deducted from redemption proceeds (unless you are eligible for a waiver of that sales charge based on the categories listed in Appendix C to the Statement of Additional Information) and you advise the Transfer Agent of your eligibility for the waiver when you place your redemption request.

A contingent deferred sales charge will be based on the lesser of the net asset value of the redeemed shares at the time of redemption or the original net asset value. A contingent deferred sales charge is not imposed on:
     o   the amount of your account value represented by an increase in net asset value over the initial purchase price,
     o   shares purchased by the reinvestment of dividends or capital gains distributions, or
     o   shares redeemed in the special circumstances described in Appendix C to the Statement of Additional
         Information.

         To determine whether a contingent deferred sales charge applies to a redemption, the Fund redeems shares in the following order:

         (1)  shares acquired by reinvestment of dividends and capital gains distributions,

         (2)  shares held the holding period that applies to the class, and

(3)      shares held the longest during the holding period.

         Contingent deferred sales charges are not charged when you exchange shares of the Fund for shares of other Oppenheimer funds. However, if you exchange them within the applicable contingent deferred sales charge holding period, the holding period will carry over to the fund whose shares your acquire. Similarly, if you acquire shares of this Fund by exchanging shares of another Oppenheimer fund that are still subject to a contingent deferred sales charge holding period, that holding period will carry over to this Fund.

How to Exchange Shares

Shares of the Fund may be exchanged for shares of certain Oppenheimer funds at net asset value per share at the time of exchange, without sales charge. Shares of the Fund can be purchased by exchange of shares of other
Oppenheimer funds on the same basis. To exchange shares, you must meet several conditions:

     o   Shares of the fund selected for exchange must be available for sale in your state of residence.

     o   The prospectuses of both funds must offer the exchange privilege.

     o   The Fund may amend, suspend or terminate the exchange privilege at any time. The Fund will provide you notice whenever it is required to do so by applicable law, but it may impose changes at any time for emergency purposes.

     o   You must meet the minimum purchase requirements for the fund whose shares you purchase by exchange.

     o   Before exchanging into a fund, you must obtain and read its prospectus.

         Shares of a particular class of the Fund may be exchanged only for shares of the same class in  the other Oppenheimer funds. For example, you can exchange Class A shares of this Fund only for Class A shares of another fund. In some cases, sales charges may be imposed on exchange transactions. For tax purposes, exchanges of shares involve a sale of the shares of the fund you own and a purchase of the shares of the other fund, which may result in a capital gain or loss. Please refer to "How to Exchange Shares" in the Statement of Additional
Information for more details.

         You can find a list of Oppenheimer funds currently available for exchanges in the Statement of
Additional Information or obtain one by calling a service representative at 1.800.525.7048. That list can change from time to time.

HOW DO YOU SUBMIT EXCHANGE REQUESTS?  Exchanges may be requested in writing or by telephone:

Written Exchange Requests. Submit an OppenheimerFunds Exchange Request form, signed by all owners of the account.
         Send it to the Transfer Agent at the address on the back cover. Exchanges of shares held under certificates cannot be processed unless the Transfer Agent receives the certificates with the request.

Telephone Exchange Requests. Telephone exchange requests may be made either by calling a service representative at 1.800.852.8457, or by using PhoneLink for automated exchanges by calling 1.800.533.3310. Telephone exchanges may be made only between accounts that are registered with the same name(s) and address.
         Shares held under certificates may not be exchanged by telephone.

ARE THERE LIMITATIONS ON EXCHANGES? There are certain exchange policies you should be aware of:

     o   Shares are normally redeemed from one fund and purchased from the other fund in the exchange transaction on the same regular business day on which the Transfer Agent receives an exchange request that conforms to the policies described above. It must be received by the close of The New York Stock Exchange that day, which is normally 4:00 P.M. but may be earlier on some days.

     o   The interests of the Fund's long-term shareholders and its ability to manage its investments may be adversely affected when its shares are repeatedly bought and sold in response to short-term market fluctuations--also known as "market timing."  When large dollar amounts are involved, the Fund may have difficulty implementing long-term investment strategies, because it cannot predict how much cash it will have to invest. Market timing also may force the Fund to sell portfolio securities at disadvantageous times to raise the cash needed to buy a market timer's Fund shares. These factors may hurt the Fund's performance and its shareholders. When the Manager believes frequent trading would have a disruptive effect on the Fund's ability to manage its investments, the Manager and the Fund may reject purchase orders and exchanges into the Fund by any person, group or account that the Manager believes to be a market timer.

     o   The Fund may amend, suspend or terminate the exchange privilege at any time.  The Fund will provide you notice whenever it is required to do so, by applicable law, but it may impose changes at any time for emergency purposes.

     o   If the Transfer Agent cannot exchange all the shares you request because of a restriction cited above, only the shares eligible for exchange will be exchanged.

Shareholder Account Rules and Policies

More information about the Fund's policies and procedures for buying, selling and exchanging shares is contained in the Statement of Additional Information.

The offering of shares may be suspended during any period in which the determination of net asset value is suspended, and the offering may be suspended by the Board of Trustees at any time the Board believes it is in the Fund's best interest to do so.

Telephone transaction privileges for purchases, redemptions or exchanges may be modified, suspended or terminated by the Fund at any time. If an account has more than one owner, the Fund and the Transfer Agent may rely on the instructions of any one owner. Telephone privileges apply to each owner of the account and the dealer representative of record for the account unless the Transfer Agent receives cancellation instructions from an owner of the account.

The Transfer Agent will record any telephone calls to verify data concerning transactions and has adopted other procedures to confirm that telephone instructions are genuine, by requiring callers to provide tax identification numbers and other account data or by using PINs, and by confirming such transactions in writing. The Transfer Agent and the Fund will not be liable for losses or expenses arising out of telephone instructions reasonably believed to be genuine.

Redemption or transfer requests will not be honored until the Transfer Agent receives all required documents in proper form. From time to time, the Transfer Agent in its discretion may waive certain of the requirements for redemptions stated in this Prospectus.

Dealers that can perform account transactions for their clients by participating in NETWORKING through the
         National Securities Clearing Corporation are responsible for obtaining their clients' permission to perform those transactions, and are responsible to their clients who are shareholders of the Fund if the dealer performs any transaction erroneously or improperly.

The redemption price for shares will vary from day to day because the value of the securities in the Fund's portfolio fluctuates. The redemption price, which is the net asset value per share, will normally differ for each class of shares. The redemption value of your shares may be more or less than their original cost.

Payment for redeemed shares ordinarily is made in cash. It is forwarded by check, AccountLink or by Federal Funds wire (as elected by the shareholder) within seven days after the Transfer Agent receives redemption instructions in proper form. However, under unusual circumstances determined by the Securities and
         Exchange Commission, payment may be delayed or suspended. For accounts registered in the name of a broker-dealer, payment will normally be forwarded within three business days after redemption.

The Transfer Agent may delay forwarding a check or processing a payment via AccountLink for recently purchased shares, but only until the purchase payment has cleared. That delay may be as much as 10 days from the date the shares were purchased. That delay may be avoided if you purchase shares by Federal Funds wire or certified check, or arrange with your bank to provide telephone or written assurance to the Transfer
         Agent that your purchase payment has cleared.

Involuntary redemptions of small accounts may be made by the Fund if the account value has fallen below $200 for reasons other than the fact that the market value of shares has dropped. In some cases involuntary redemptions may be made to repay the Distributor for losses from the cancellation of share purchase orders.

Shares may be "redeemed in kind" under unusual circumstances (such as a lack of liquidity in the Fund's portfolio to meet redemptions). This means that the redemption proceeds will be paid with liquid securities from the Fund's portfolio.

"Backup withholding" of federal income tax may be applied against taxable dividends, distributions and redemption proceeds (including exchanges) if you fail to furnish the Fund your correct, certified Social Security or Employer Identification Number when you sign your application, or if you under-report your income to the Internal Revenue Service.

To avoid sending duplicate copies of materials to households, the Fund will mail only one copy of each prospectus, annual and semi-annual report and annual notice of the Fund's privacy policy to shareholders having the same last name and address on the Fund's records. The consolidation of these mailings, called householding, benefits the Fund through reduced mailing expense. If you want to receive multiple copies of these materials, you may call the Transfer Agent at 1.800.525.7048. You may also notify the Transfer
         Agent in writing. Individual copies of prospectuses, reports and privacy notices will be sent to you commencing 30 days after the Transfer Agent receives your request to stop householding.

Dividends and Taxes

DIVIDENDS. The Fund intends to declare dividends separately for each class of shares from net tax-exempt income and/or net investment income each regular business day and to pay those dividends to shareholders monthly on a date selected by the Board of Trustees. Daily dividends will not be declared or paid on newly-purchased shares until Federal Funds are available to the Fund from the purchase payment for such shares.

         The Fund attempts to pay dividends on Class A shares at a constant level. There is no assurance that it will be able to do so. The Board of Trustees may change the targeted dividend level at any time, without prior notice to shareholders. Dividends and distributions paid on Class A shares will generally be higher than for
Class B and Class C shares, which normally have higher expenses than Class A. The Fund cannot guarantee that it will pay any dividends or distributions.

CAPITAL GAINS. Although the Fund does not seek capital gains, it may realize capital gains on the sale of portfolio securities. If it does, it may make distributions out of any net short-term or long-term capital gains in December of each year. The Fund may make supplemental distributions of dividends and capital gains following the end of its fiscal year. Long-term capital gains will be separately identified in the tax information the Fund sends you after the end of the calendar year.

WHAT ARE YOUR CHOICES FOR RECEIVING DISTRIBUTIONS?  When you open your account, specify on your application how you want to receive your dividends and distributions. You have four options:

Reinvest All Distributions in the Fund. You can elect to reinvest all dividends and capital gains distributions in additional shares of the Fund.

Reinvest Dividends or Capital Gains. You can elect to reinvest some distributions (dividends, short-term capital gains or long-term capital gains distributions) in the Fund while receiving other types of distributions by check or having them sent to your bank account through AccountLink.

Receive All Distributions in Cash. You can elect to receive a check for all dividends and capital gains distributions or have them sent to your bank through AccountLink.

Reinvest Your Distributions in Another OppenheimerFunds Account. You can reinvest all distributions in the same class of shares of another OppenheimerFunds account you have established.

TAXES

Avoid Buying a Distribution. Dividends paid from net investment income earned by the Fund on municipal securities will be excludable from gross income for federal individual income tax purposes. A portion of a dividend that is derived from interest paid on certain "private activity bonds" may be an item of tax preference if you are subject to the alternative minimum tax. If the Fund earns interest on taxable investments, any dividends derived from those earnings will be taxable as ordinary income to shareholders.

         Dividends and capital gains distributions may be subject to state or local taxes. Long-term capital gains are taxable as long-term capital gains when distributed to shareholders. It does not matter how long you have held your shares. Dividends paid from short-term capital gains and non-tax exempt net investment income are taxable as ordinary income. Whether you reinvest your distributions in additional shares or take them in cash, the tax treatment is the same. Every year the Fund will send you and the IRS a statement showing the amount of any taxable distribution you received in the previous year as well as the amount of your tax-exempt income.

Remember, There May be Taxes on Transactions. Even though the Fund seeks to distribute tax-exempt income to shareholders, you may have a capital gain or loss when you sell or exchange your shares. A capital gain or loss is the difference between the price you paid for the shares and the price you received when you sold them. Any capital gain is subject to capital gains tax.

Returns of Capital Can Occur. In certain cases, distributions made by the Fund may be considered a non-taxable return of capital to shareholders. If that occurs, it will be identified in notices to shareholders.

         This information is only a summary of certain federal personal income tax information about your investment. You should consult with your tax adviser about the effect of an investment in the Fund on your particular tax situation.

Financial Highlights

The Financial Highlights Table is presented to help you understand the Fund's financial performance for the past
5 fiscal years. Certain information reflects financial results for a single Fund share. The total returns in the table represent the rate that an investor would have earned (or lost), on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been audited by Deloitte & Touche, LLP, the Fund's independent auditors, whose report, along with the Fund's financial statements, is included in the
Statement of Additional Information, which is available on request.

INFORMATION AND SERVICES

For More Information on
Oppenheimer Intermediate Municipal Fund:

The following additional information about the Fund is available without charge upon request:

STATEMENT OF ADDITIONAL INFORMATION
This document includes additional information about the Fund's investment policies, risks, and operations. It is incorporated by reference into this Prospectus (which means it is legally part of this Prospectus).

ANNUAL AND SEMI-ANNUAL REPORTS
Additional information about the Fund's investments and performance is available in the Fund's Annual and
Semi-Annual Reports to shareholders. The Annual Report includes a discussion of market conditions and investment strategies that significantly affected the Fund's performance during its last fiscal year.

How to Get More Information:

You can request the Statement of Additional Information, the Annual and Semi-Annual Reports, the notice explaining the Fund's privacy policy and other information about the Fund or your account:

------------------------------------------------ ----------------------------------------------------------------
By Telephone:                                    Call OppenheimerFunds Services toll-free:
                                                 1.800.525.7048
------------------------------------------------ ----------------------------------------------------------------
------------------------------------------------ ----------------------------------------------------------------
By Mail:                                         Write to:
                                                 OppenheimerFunds Services
                                                 P.O. Box 5270
                                                 Denver, Colorado 80217-5270
------------------------------------------------ ----------------------------------------------------------------
------------------------------------------------ ----------------------------------------------------------------
On the Internet:                                 You can send us a request by e-mail
                                                 or read or download documents on the
                                                 OppenheimerFunds website:
                                                 WWW.OPPENHEIMERFUNDS.COM
                                                 ------------------------
------------------------------------------------ ----------------------------------------------------------------

Information about the Fund including the Statement of Additional Information can be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. Information on the operation of the Public Reference
Room may be obtained by calling the SEC at 1.202.942.8090.  Reports and other information about the Fund are available on the EDGAR database on the SEC's Internet website at HTTP://WWW.SEC.GOV. Copies may be
                                                                     ------------------
obtained after payment of a duplicating fee by electronic request at the SEC's e-mail address:
publicinfo@sec.gov or by writing to the SEC's Public Reference Section, Washington, D.C. 20549-0102.

No one has been authorized to provide any information about the Fund or to make any representations about the
Fund other than what is contained in this Prospectus. This Prospectus is not an offer to sell shares of the Fund, nor a solicitation of an offer to buy shares of the Fund, to any person in any state or other jurisdiction where it is unlawful to make such an offer.

                                                                  The Fund's shares are distributed by:
The Fund's SEC File No. 811-2668                                  [logo] OppenheimerFunds Distributor, Inc.
PR0860.001.0102 Printed on recycled paper

                                             APPENDIX TO PROSPECTUS OF
                                      OPPENHEIMER INTERMEDIATE MUNICIPAL FUND

         Graphic material included in Prospectus of Oppenheimer Intermediate Municipal Fund:  "Annual Total
Returns (Class A) (as of 12/31 each year).

         A bar chart will be included in the Prospectus of Oppenheimer Intermediate Municipal Fund (the "Fund")
depicting the annual total returns of a hypothetical $10,000 investment in Class A shares of the Fund for each of the ten most recent calendar years without deducting sales charges. Set forth below are the relevant data points that will appear on the bar chart.

Calendar                   Oppenheimer Intermediate
Year                       Municipal Fund
Ended                      Class A Shares
-----                      --------------

12/31/92%
12/31/93%
12/31/94%
12/31/95%
12/31/96%
12/31/97%
12/31/98%
12/31/99%
12/31/00%
12/31/01%